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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1


                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 31, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                             DATAMETRICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



     0-8567                                                      95-3545701
------------------------                                ------------------------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


1717 Diplomacy Row, Orlando, Florida                             32809
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(Address of principal executive offices)                      (Zip Code)


                                 (407) 251-4577
               --------------------------------------------------
               Registrant's telephone number, including area code


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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         The  purpose  of this  Amendment  No.  1 to Form 8-K is to  change  the address and the phone number of the Registrant on the cover page hereof. The disclosure in Item 5 has not changed and is restated below.


ITEM 5.  OTHER EVENTS.

         The Board of Directors of the Corporation has approved, subject to approval of the stockholders of the Corporation, an amendment to the Corporation's Certificate of Incorporation (1) to increase the number of authorized shares of the Corporation's Common Stock, $.01 par value, from 40,000,000 to 400,000,000 and to increase the number of authorized shares of the Corporation's Preferred Stock, $.01 par value, from 5,000,000 to 10,000,000 and
(2) to effect a stock combination (reverse stock split) pursuant to which every twenty (20) shares of outstanding Common Stock would be classified into one (1) share of Common Stock.

         The Corporation is soliciting the written consents of the Corporation's stockholders and anticipates obtaining such approval. Approval of a majority of the Corporation's outstanding shares of Common Stock is required to adopt the proposed Amendment. There are currently no shares of Preferred Stock outstanding


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DATAMETRICS CORPORATION


                                         By:   /s/ Bruce Galloway
                                            ------------------------------------
                                            Bruce Galloway
                                            Chairman




Dated: February 27, 2001